Conformed Copy








                                    GUARANTEE

                            BY WASTE MANAGEMENT, INC.
                  (formerly known as USA Waste Services, Inc.)

                             in Favor of the Holders
                          of Certain Debt Securities of

                         WASTE MANAGEMENT HOLDINGS, INC.
                   (formerly known as Waste Management, Inc.)

                           8 3/4% Debentures due 2018



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                   GUARANTEE, dated as of July 16, 1998, made by Waste
Management, Inc. (formerly known as USA Waste Services, Inc.), a Delaware corporation (the "Guarantor"), in favor of the holders of the 8 3/4% Debentures 2018 (the "Debt Securities") of Waste Management Holdings, Inc. (formerly known as Waste Management, Inc.), a Delaware corporation (the "Issuer").


                              W I T N E S S E T H:

                   SECTION 1. Guarantee. The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Debt Securities (the "Obligations"), according to the terms of the Debt Securities and as more fully described in the Indenture (as amended, modified or otherwise supplemented from time to time, the "Indenture") dated as of April 15, 1988, between the Issuer and NCNB National Bank of Florida, as trustee (the "Trustee").

                   SECTION 2. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of holders of the Debt Securities with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

                   (i) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

                   (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture;

                   (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

                   (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuer, or a guarantor.

                   SECTION 3. Subordination. The Guarantor covenants and agrees that its obligation to make payments of the Obligations hereunder constitutes an unsecured obligation of the Guarantor ranking (a) pari passu with all "Senior Indebtedness" (as such term is defined in each of (i) the Indenture, dated as of February 1, 1997, between the Guarantor and Texas Commerce Bank National Association, (ii) the Indenture, dated as of June 5, 1996, between United Waste Systems, Inc. ("United") and Bankers Trust Company, as supplemented by the First Supplemental Indenture, dated as of August 26, 1997, among the Guarantor, United and Bankers Trust Company and (iii) the Indenture, dated as of March 1, 1996, between Sanifill, Inc.



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("Sanifill") and Texas Commerce Bank National Association, as supplemented by the First Supplemental Indenture, dated as of September 3, 1996, among Sanifill, the Guarantor and Texas Commerce Bank National Association) of the Guarantor to the same extent as the Guarantor's guarantees of the Issuer's 6 5/8% Notes due July 14, 2002, 6% Notes due November 2, 1998, 7% Notes due October 15, 2006, 7.10% Notes due August 1, 2026, 7 1/8% Notes due June 15, 2001, 6.7% Notes due 2001, 6 1/4% Notes due April 1, 1999, 6 1/4% Notes due October 15, 2000, 6.65%
Notes due May 15, 2005, 7% Notes due May 15, 2005, 8 1/4% Notes due November 15, 1999, Step-Up Notes due April 30, 2004, 6 3/8% Notes due December 1, 2003, Step-Up Notes due October 1, 2002 and 7.65% Debentures due March 15, 2011 and
(b) senior in right of payment to the Guarantor's 5% Convertible Subordinated Notes due 2026, 4 1/2% Convertible Subordinated Notes due 2001 and 4% Convertible Subordinated Debentures due 2002 and to the Guarantor's guarantees of the Issuer's Liquid Yield Option Notes due 2010 (Zero Coupon -- Subordinated), Liquid Yield Option Notes due 2012 (Zero Coupon -- Subordinated) and Convertible Subordinated Notes due 2005.

                   SECTION 4. Waiver; Subrogation. (a) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding filed first against the Issuer, protest or notice with respect to the Debt Securities or the indebtedness evidenced thereby and all demands whatsoever.

                   (b) The Guarantor shall be subrogated to all rights of the Trustee or the holders of any Debt Securities against the Issuer in respect of any amounts paid to the Trustee or such holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until all Obligations shall have been paid in full.

                   SECTION 5. No Waiver; Remedies. No failure on the part of any holder of the Debt Securities to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                   SECTION 6. Continuing Guarantee; Transfer of Interest. This Guarantee is a continuing guaranty and shall (i) remain in full force and effect until the earliest to occur of (A) the date, if any, on which the Guarantor shall consolidate with or merge into the Issuer or any successor thereto, (B) the date, if any, on which the Issuer or any successor thereto shall consolidate with or merge into the Guarantor, (C) payment in full of the Obligations and (D) the release by (1) the Banks under the Loan Agreement, dated as of July 16, 1998, by and among the Guarantor, the Issuer (as guarantor) and the Banks, the Administrative Agent, the Documentation Agent and the Syndication Agents named therein (or under any replacement or new principal credit facility of the Issuer) of the guarantee of the Issuer thereunder and (2) the Banks under the



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Second Amended and Restated Revolving Credit Agreement, dated as of July 16,
1998, by and among the Guarantor, the Issuer (as guarantor), Bank of America National Trust and Savings Association, Morgan Guaranty Trust Company of New York and each of the Banks named therein (or under any replacement or new principal credit facility of the Issuer) of the guarantee of the Issuer thereunder, (ii) be binding upon the Guarantor, its successors and assigns, and
(iii) inure to the benefit of and be enforceable by any holder of Debt Securities, the Trustee, and by their respective successors, transferees, and assigns.

                   SECTION 7. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any holder of the Debt Securities or the Trustee upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

                   SECTION 8. Amendment. The Guarantor may amend this Guarantee at any time for any purpose without the consent of the Trustee or any holder of the Debt Securities.

                   SECTION 9. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT
OF LAWS.

                   IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                       WASTE MANAGEMENT, INC.


                                       By:    /s/ Earl E. DeFrates
                                          --------------------------------------
                                             Name:  Earl E. DeFrates
                                             Title: Executive Vice President and
                                                      Chief Financial Officer